Exhibit 10.5

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") dated as of the 19th day of August 2022 (the "Effective Date") is between Deming Way Property Group LLC, a Wisconsin limited liability company ("Landlord"), and Accuray Incorporated, a Delaware corporation ("Tenant").

Recitals:

WHEREAS, Landlord is the current landlord under the Lease (defined herein), and Tenant is the current tenant under the Lease; and

WHEREAS, pursuant to the Lease, Tenant occupies certain premises consisting of approximately 61,410 rentable square feet of office space plus ( ) below grade bunkers in Landlord's building located at 1240 Deming Way, City of Madison, Dane County, Wisconsin (the "Premises"); and

WHEREAS, Landlord and Tenant desire to enter into this Fourth Amendment in connection with the extension of the term of the Lease, all as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Interpretation: Capitalized Terms. As used in this Fourth Amendment, the term "Lease" means those documents identified on Exhibit A attached hereto and incorporated herein as modified by this Fourth Amendment. Undefined capitalized terms used in this Fourth Amendment shall have the meanings given to them in the Lease. References in this Amendment to the “Original Lease” shall mean the October 22, 2001 Office Lease Agreement identified as No. 1 in Exhibit A.

3.
Term of the Lease. The term of the Lease for the Premises shall be extended through June 30, 2035 (the "Extension Term"). Except where otherwise expressly stated, or reasonably required by the context of usage, references in the Lease to “Term” shall include the Extension Term and, if Tenant exercises the renewal option under Section 6 below, the Renewal Term.

4.
Abatement of Base Rent for the Premises. Base Rent shall abate entirely for the Premises for the months of September 2022 and October 2022.

5.
Base Rent for the Premises. Except as set forth in Section 4 above, Tenant shall continue to pay Base Rent on the Premises at the rate set forth in the Lease through June 30, 2025. Commencing on July 1, 2025, and continuing through the Extension Term, Tenant shall pay Base Rent for the Premises, as follows:

PREMISES (61,410 Rentable Square Feet)

Extension Term	Monthly Base Rent	PRSF	Annual Base Rent
July 1, 2025 through June 30, 2026	$104,908.75	$20.50	$1,258,905.00
July 1, 2026 through June 30, 2027	$107,467.50	$21.00	$1,289,610.00
July 1, 2027 through June 30, 2028	$110,026.25	$21.50	$1,320,315.00

July 1, 2028 through June 30, 2029	$112,585.00	$22.00	$1,351,020.00
July 1, 2029 through June 30, 2030	$115,143.75	$22.50	$1,381,725.00
July 1, 2030 through June 30, 2031	$117,702.50	$23.00	$1,412,430.00
July 1, 2031 through June 30, 2032	$120,261.25	$23.50	$1,443,135.00
July 1, 2032 through June 30, 2033	$122,820.00	$24.00	$1,473,840.00
July 1, 2033 through June 30, 2034	$125,378.75	$24.50	$1,504,545.00
July 1, 2034 through June 30, 2035	$127,937.50	$25.00	$1,535,250.00

6.
Option to Renew. Provided that Tenant is not in Default in the performance of the terms and conditions of the Lease, Tenant shall have the right to renew the term of the Lease for one (1) additional term of five (5) years (the “Renewal Term”) on the following terms and conditions:

A)
To renew the term of the Lease, Tenant shall give Landlord written notice at least three hundred sixty-five (365) days prior to the expiration of the Extension Term of Tenant’s intent to exercise its right to renew the term hereof. If Tenant fails to give Landlord the required notice to renew the term of the Lease, as set forth in this Section 6, then Tenant’s right to extend the term of the Lease hereunder shall fully and forever terminate and be forfeit without any further notice to Tenant or without any further action by Landlord. Time is of the essence as to the notice deadlines and notice requirements contained in this Section 6. Any renewal of the Lease shall be upon the same terms and conditions as are set forth herein unless specifically provided otherwise herein.

B)
Base Rent for the Renewal Term shall be at the current fair market value rate for the Premises as determined pursuant to this Section 6. Within thirty (30) days after Tenant timely exercises its right to renew the term of this Lease for the Renewal Term (the “Negotiation Period”), Landlord and Tenant shall negotiate in good faith to determine the fair market rental rate payable for the Renewal Term, which rate shall include rent, free rent, tenant improvement allowances, brokerage commissions, base years and other means for payment of operating expenses and taxes, construction time and all other lease concessions which non-renewing, non-equity tenants are then receiving in connection with the lease of comparable space in buildings that are comparable to the Building in terms of age, quality, size, location, services, amenities, quality of construction and appearance, and all other factors relevant to the determination of the fair market rental rate for the Renewal Term.

C)
In the event Landlord and Tenant cannot agree on the Base Rent payable by Tenant to Landlord for the Renewal Term within the Negotiation Period, then within twenty (20) days after the end of the Negotiation Period, Landlord and Tenant shall each select an arbitrator (“Tenant’s Arbitrator” and “Landlord’s Arbitrator”, respectively) who shall be licensed in the State of Wisconsin as an MAI appraiser with at least five (5) years of experience in appraising the type of matters for which they are called on to appraise hereunder in the Madison, Wisconsin metropolitan area. Landlord’s Arbitrator and Tenant’s Arbitrator shall name a neutral third arbitrator, similarly qualified, within twenty (20) days after the appointment of Landlord’s Arbitrator and Tenant’s Arbitrator (“Neutral Arbitrator”). The Neutral Arbitrator must be someone with whom neither Landlord nor Tenant has had any material business dealings within the preceding ten (10) years. The Neutral Arbitrator shall, after consideration of the factors to be taken into account under the definition of fair market rent and hearing whatever evidence the Neutral Arbitrator deems appropriate from Landlord, Tenant and others, and obtaining any other information the arbitrator deems necessary, in good faith, make its own determination of the fair market rental rate for the Premises as of the commencement of the Renewal Term and for the duration of the Renewal Term (the “Final Determination”), such Final Determination to be made within forty-five (45) days after the appointment of the Neutral Arbitrator. In no event will the Final Determination set the Base Rent at a rate higher than the fair market value for the Premises proposed by Landlord’s Arbitrator or at a rate lower than the fair market value for the Premises proposed by Tenant’s Arbitrator. The Neutral Arbitrator’s Final Determination and the market information upon which such determination is based shall be in writing and counterparts thereof shall be delivered to Landlord and Tenant within said forty-five (45) day period. The Neutral Arbitrator shall have no right or ability to determine the fair market rental rate in any other manner. The Final Determination shall be binding upon the parties hereto. The costs and fees of the Neutral Arbitrator shall be split equally by Landlord and Tenant. If Tenant’s Arbitrator and Landlord’s Arbitrator fail to appoint the Neutral Arbitrator within the time and in the manner prescribed herein, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third arbitrator.

7.
Tenant Improvement Allowance. Landlord shall provide to Tenant an allowance not to exceed the sum of $30.00 per rentable square foot of the Premises (i.e. 61,410 rentable square feet multiplied by $30.00/RSF equals $1,842,300.00); (collectively the “Improvement Allowance”). The Improvement Allowance shall be used solely for (a) construction and improvements in the Premises contemplated by and approved by Landlord pursuant to the provisions of the Lease, or (b) construction and improvements in the building located at 1209 Deming Way, Madison, Wisconsin (“1209 Building”), approved by the owner of the 1209 Building (the “Tenant Improvements”). Tenant may allocate the Improvement Allowance between or among the Premises and the 1209 Building as Tenant sees fit, in its sole discretion. All work completed using the Improvement Allowance shall be on an “open-book” basis, and for the Tenant Improvements to the Premises Tenant shall retain Iconica Incorporated (“Iconica”) to undertake and complete any and all work utilizing the Improvement Allowance. In order for Landlord to be responsible for payment of any portion of the Improvement Allowance, Tenant shall not be in Default of any term or condition of this Lease. The Improvement Allowance shall be used for design, engineering, construction, cabling, project management fees, permit fees, IT expenses, purchase and installation of fixtures, signage, and other hard and soft costs related to the Tenant Improvements to the Premises or the 1209 Building. Subject to Landlord’s prior written approval, which Landlord shall not unreasonably withhold, condition or delay, Tenant shall have the right to use its own contractors, architects and design professionals to complete any Tenant Improvements. In the event the Tenant Improvements to the Premises or 1209 Building cost less than the amount of the Improvement Allowance, Tenant shall be entitled to apply unused Improvement Allowance to Base Rent. In the event the Tenant Improvements cost more than the amount of the Improvement Allowance, Tenant shall be responsible for any amounts over and above the amount of the Improvement Allowance. To draw any portion of the Improvement Allowance, Tenant shall provide Landlord with a written draw request itemizing the work Tenant has completed in the Premises or 1209 Building and customary lien waivers from each contractor or subcontractor equaling the amount of such payment request. Unless otherwise agreed in writing by Landlord and Tenant, Landlord shall not charge any supervisory, construction management or oversight fees in conjunction with the application of the Improvement Allowance. Any portion of the Improvement Allowance unused on December 31, 2025, shall be applied to Base Rent next due until such unused Improvement Allowance is fully utilized.

8.
Brokers. Tenant represents that Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Fourth Amendment other than Colliers International, and no other broker, salesperson or finder initiated or participated in the negotiation of this Fourth Amendment on behalf of Tenant. Landlord agrees to pay a commission to Colliers International pursuant to a separate written agreement. Other than Colliers International, Tenant hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of its foregoing representation. The foregoing indemnifications shall survive the expiration or termination of the Lease for any reason.

9.
Notices. Future notices to Landlord shall be sent in accordance with the provisions of the

Lease to the following address:

If to Landlord:	Deming Way Property Group LLC c/o SARA Investment Real Estate LLC 1955 Atwood Avenue Madison, WI 53704

10.
Cost Thresholds for Alterations. The cost threshold for “minor decorations” in Original Lease Section 4.01(a) is increased to $50,000. The cost threshold for Alterations under Original Lease Section 4.01(c)(vii) is increased from $10,000 to $150,000.

11.
No Default. Landlord and Tenant each represents and warrants to the other that, as of the Effective Date, to the best of such party’s knowledge, neither Landlord nor Tenant is in default of any of their respective obligations under the Lease (as in effect prior to this Fourth Amendment), and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

12.
Authority. Tenant represents and warrants to Landlord that (a) the individual or individuals signing this Fourth Amendment on behalf of Tenant have the power, authority and legal capacity to sign this Fourth Amendment on behalf of and to bind Tenant; (b) no consent or approval of any third party is required in connection with Tenant’s entry into this Fourth Amendment; and (c) neither Tenant’s entry into nor its performance under this Fourth Amendment violates or otherwise conflicts with any agreement to which Tenant is a party or any judgment, order or decree by which Tenant is bound. Landlord represents and warrants to Tenant that (i) the individual or individuals signing this Fourth Amendment on behalf of Landlord have the power, authority and legal capacity to sign this Fourth Amendment on behalf of and to bind Landlord; (ii) no consent or approval of any third party is required in connection with Landlord’s entry into this Fourth Amendment; and (iii) neither Landlord’s entry into nor its performance under this Fourth Amendment violates or otherwise conflicts with any agreement to which Landlord is a party or any judgment, order or decree by which Landlord is bound.

13.
Subordination, Non-Disturbance and Attornment. Landlord shall obtain from any lender holding a loan secured by a mortgage or deed of trust (or like instrument) encumbering the Premises (“Lender”) a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant assuring that, so long as Tenant is not in Default under the Lease Lender will not disturb Tenant’s right to possession of the Premises and, upon the occurrence of any foreclosure-related disposition, the successor-in-interest to Landlord shall recognize the Lease and Tenant’s rights thereunder, subject to customary exclusions for certain pre-foreclosure obligations of Landlord. Landlord shall join in executing such SNDA. The agreed upon form of SNDA is attached hereto as Exhibit B and incorporated herein.

14.
Offset Right. If Landlord defaults in funding the Improvement Allowance and such failure continues for more than thirty (30) days after written demand by Tenant, Tenant shall have the right to offset such unfunded Improvement Allowance against Base Rent until Tenant recovers the full amount thereof.

15.
SNDA. The cross-reference in Section 8.01(a) of the Original Lease to Section 8.04(b) is revised to read “Section 8.04” and the following is added to the Lease as new Section 8.04: “As a condition to the subordination of this Lease to any future mortgage or deed of trust (or like instrument) encumbering the Premises, Landlord shall obtain from the holder thereof (“Holder”) a non-disturbance and attornment agreement in customary form assuring that, so long as Tenant is not in default under the Lease beyond any applicable notice and cure period, no foreclosure or deed in lieu of foreclosure or other disposition of the Premises will result in any disturbance to Tenant’s right to possession and will require the Holder or foreclosure purchaser to recognize the Lease, subject to customary exclusions for liabilities of Landlord accruing prior to the foreclosure or like disposition.

16.
Reinstatement. Upon expiration of the Term or earlier termination of the Lease, Tenant shall be permitted to return the below grade bunkers in their then existing condition, “as is” and “with all faults”, except that Tenant shall remove Tenant’s trade fixtures, equipment and other personal property and repair any material damage to the bunkers caused by Tenant’s removal thereof.

17.
Tenant Financial Information. In the event the shares of Tenant are not publicly traded, Tenant shall, not more than two (2) times per calendar year during the Term of this Lease, upon the written request of Landlord, deliver to Landlord and any lender designated by Landlord, such financial information concerning Tenant as may be reasonably required by Landlord or Landlord’s lender or prospective lender. Such statements shall include, but shall not be limited to: (i) current financial statements and income statements, (ii) current balance sheet, (iii) current federal and state tax returns,

(iii) such other financial information as Landlord may reasonably request. Tenant may condition the delivery of such financial information upon the due execution by both Landlord and its lender or prospective lender, and the delivery to Tenant, of one or more non-disclosure agreements in commercially reasonable form obligating each such person to preserve and protect the confidentiality of financial information supplied by Tenant. Tenant is not required to supply any financial information duplicating that previously furnished by Tenant under this section or which pertains to a period when Tenant’s shares were publicly traded.

18.
Entire Agreement. This Fourth Amendment constitutes the entire agreement between the parties with respect to the subject matter herein contained and all prior negotiations with respect to the subject matter herein contained are merged into and incorporated in this Fourth Amendment. In the event of any conflict between this Fourth Amendment and the Lease, this Fourth Amendment will control. Except as amended by this Fourth Amendment, the Lease remains in full force and effect.

19.
Counterparts: Facsimile. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Fourth Amendment may be executed by facsimile signature or signature sent as a .pdf (portable digital format) document.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the date first set forth above.

Landlord: DEMING WAY PROPERTY GROUP LLC a Wisconsin limited liability company By: Sara Investment Real Estate LLC, Manager By: /s/ Eric M. Schwartz Eric M. Schwartz, President & CEO	Tenant: ACCURAY INCORPORATED, a Delaware corporation By: /s/ Jesse Chew

Exhibit A

The Lease

The "Lease" as used in this Fourth Amendment, means collectively, the following documents, as amended by the Fourth Amendment:

1.
Office Lease Agreement dated October 22, 2001, between Old Sauk Trails Park Limited Partnership, as landlord, and TomoTherapy Incorporated, as tenant (“Original Lease”).

2.
Addendum to Lease dated October 28, 2005, between Old Sauk Trails Park Limited Partnership, as landlord, and TomoTherapy Incorporated, as tenant (“Addendum”).

3.
First Amendment to Lease dated May 1, 2004, between Old Sauk Trails Park Limited Partnership, as landlord, and TomoTherapy Incorporated, as tenant (“First Amendment”).

4.
Assignment of Lease dated June 1, 2013, from TomoTherapy Incorporated to Accuray Incorporated (“2013 Assignment”).

5.
Second Amendment to Lease October 19, 2016, between Old Sauk Trails Park Limited Partnership, as landlord, and Accuray Incorporated, as tenant (“Second Amendment”).

6.
Third Amendment to Lease dated March 27, 2020, between Old Sauk Trails Park Limited Partnership, as landlord, and Accuray Incorporated, as tenant (“Third Amendment”).

7.
Assignment and Assumption of Lease dated March 31, 2020, from Old Sauk Trails Park Limited Partnership and Deming Way Property Group LLC (“2020 Assignment”).

Exhibit B Form of SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

1240 Deming Way, Madison, Wisconsin

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of , 2022 (the “Effective Date”), among Bell Bank, a North Dakota banking corporation (“Lender”), Deming Way Property Group LLC, a Wisconsin limited liability company (“Landlord”), and Accuray Incorporated, a Delaware corporation (“Tenant”).

RECITALS:

A.
Landlord and Tenant have entered into that certain lease described on the attached Exhibit A (as amended, the “Lease”) whereby Tenant has leased the premises described therein (“Leased Premises”) located on the real property located at 1240 Deming Way, in Madison, Wisconsin which is legally described on Exhibit B attached hereto and made a part hereof (together such real property and buildings thereon are collectively referred to as “Property”).

B.
As security for certain financial accommodations from Lender to Landlord (collectively, the “Loan”), Landlord has or will execute and deliver a Mortgage covering the Leased Premises (as such mortgage may be increased, amended, modified, supplemented, consolidated, or extended, the “Mortgage”).

C.
Lender has required the execution of this Agreement as a condition to making the Loan to Landlord.

D.
Lender, Landlord and Tenant have agreed to the following with respect to their mutual rights and obligations pursuant to and under the Lease and the Mortgage.

AGREEMENT:

NOW, THEREFORE, the parties hereby agree as follows:

1.
Subordination. Subject to the terms of this Agreement, including without limitation Section 2 of this Agreement, all of Tenant’s right, title and interest in and to the Leased Premises, the Lease and all rights of Tenant under the Lease are and shall remain unconditionally subject and subordinate to the Mortgage in all respects.

2.
Non-Disturbance. Provided that the Lease is then in full force and effect and Tenant is not then in default under the Lease beyond any applicable notice and cure periods which would entitle Landlord to terminate the Lease according to its terms, Tenant’s possession and operation of the Leased Premises in the Property shall not be disturbed for any reason, except as provided in the Lease, and the Lease shall not be extinguished or terminated by an action or proceeding to foreclose or otherwise enforce the Mortgage or by a conveyance in lieu of foreclosure, but rather, the Lease shall continue in full force and effect and the owner of the Property following a foreclosure sale or conveyance in lieu of foreclosure (“New Owner”) shall recognize and accept Tenant as the tenant under the Lease.

3.
Attornment. Upon Tenant’s receipt of notice that Lender or any other party has become the New Owner, Tenant will attorn to and recognize such New Owner as its substitute landlord under the Lease. Tenant’s attornment to and recognition of New Owner pursuant to this Agreement will be effective and self-operative immediately upon Tenant’s receipt of such notice without the execution or delivery of any further instrument. Upon New Owner’s or Tenant’s request, Tenant and New Owner will execute and deliver a commercially reasonable instrument acknowledging the validity of the Lease and New Owner’s obligations as the Landlord thereunder and Tenant’s attornment to and recognition of New Owner.

4.
New Owner. New Owner will be bound, as the landlord, to Tenant under all covenants and conditions of the Lease for the remainder of the term of the Lease and any renewal or extension thereof pursuant to the terms of the Lease, which (provided the Lease is then in full force and effect and Tenant is not then in default under the Lease beyond any applicable notice and cure periods provided in the Lease) New Owner shall be deemed to have agreed to assume and perform by acquiring title to and possession of the Property, and Tenant shall, from and after the date New Owner succeeds to the interest of the “landlord” under the Lease, have the same remedies against New Owner for the breach of any covenant contained in the Lease that Tenant might have had under the Lease against Landlord if New Owner had not succeeded to the interest of the “landlord”, except that New Owner:

a.
will not be bound by any modification or amendment to the Lease entered into without Lender’s written consent; provided, however, that for purposes of this paragraph a modification or amendment to the Lease shall not include any (i) modification or amendment resulting from a change of the “Rules” as contemplated in Section 9.01(a) of the Lease; and (ii) exercise of existing rights of Landlord (or New Owner) or Tenant in the Lease as of the date of this Agreement.

b.
will not be bound by any termination of the Lease, in whole or in part, agreed to between Landlord and Tenant without New Owner’s consent, except as such termination is expressly provided for in the Lease;

c.
will not be liable for any security deposit paid by Tenant to Landlord, except to the extent actually received by New Owner; and

d.
will not be liable for any act or omission by any prior or subsequent landlord under the Lease which occurs prior to the date (“Acquisition Date”) that New Owner acquires title to and possession of the Property, nor subject to any right of offset or defense which Tenant may have against any prior landlord. Notwithstanding the foregoing, New Owner will be:

(1)
obligated to cure any continuing default under the Lease which has continued beyond applicable notice and cure periods, and provided that Tenant had provided Lender (or New Owner, upon Tenant’s receipt of written notice of such New Owner) with written notice of such default prior to the Acquisition Date, and provided that in no event shall New Owner be (a) liable in damages to Tenant for such act or omission (except to the extent New Owner fails to cure such continuing default and Tenant has provided Lender (or New Owner, upon Tenant’s receipt of written notice of such New Owner) written notice of such default prior to the Acquisition Date), or (b) responsible to pay any monetary amounts owing from any prior landlord.

(2)
subject to any right of offset from rent which the Lease expressly affords to Tenant, but only to the extent that the basis for such offset remains uncured and only to the extent of Tenant’s direct and actual expenses or losses which arise from and after the date of Tenant’s written notice to Lender of the basis for such offset.

Notwithstanding anything in this Agreement to the contrary, if Lender becomes the owner of the Property through foreclosure of the Mortgage, deed in lieu of foreclosure or by other exercise of Lender’s remedies under the Mortgage, the liability of Lender shall be limited to its interest in the Property and in no event shall Lender have any personal liability to Tenant. Upon any sale or transfer by a New Owner of its interest in the Leased Premises after acquiring title to the same, said New Owner shall thereupon be automatically released and discharged from all liability accruing under the Lease from and after the Acquisition Date provided that the transferee expressly assumes the obligations under the Lease.

5.
Estoppel Certifications. With the understanding that Lender will rely upon the statements and representations made herein, Tenant hereby certifies to Lender, its successors and assigns, that as of the date hereof: (a) the Lease is in full force and effect and is the valid and binding obligation of Tenant, enforceable in accordance with its terms; (b) neither Tenant nor, to Tenant’s knowledge, Landlord is in default under the Lease and, to Tenant’s knowledge, no event has occurred and no condition exists, which with the giving of notice, the passage of time, or both, would constitute a default by Tenant or Landlord under the Lease; (c) there are, to the best of Tenant’s knowledge, no defenses, counterclaims or offsets against rents or charges due or which may become due under the Lease; and (d) the Lease sets forth all of the agreements and understandings between Landlord and Tenant with respect to the Leased Premises and Tenant has not assigned, sublet or otherwise transferred its interest under the Lease.

6.
Miscellaneous.

a.
Notices. All notices under this Agreement must be in writing and must be sent by personal delivery, by United States registered or certified mail (postage prepaid), by facsimile (with a copy sent the same day by one of the other prescribed methods of delivery) or by an independent overnight courier service, addressed to the addresses specified below or at such other place as a party may designate to the other parties by written notice given in accordance with this section. Notices given by mail are deemed effective three business days after the party sending the notice deposits the notice with the United States Post Office. Notices given by facsimile are deemed effective on the day transmitted. Notices delivered by courier are deemed effective on the next business day after the day the party delivering the notice timely deposits the notice with the courier for overnight (next day) delivery.

If to Lender:	Bell Bank The Colonnade 5500 Wayzata Boulevard Minneapolis, MN 55416 Attention: Kelly Manke Facsimile: 952-746-1404

If to Landlord:	Deming Way Property Group LLC 1955 Atwood Avenue Madison, WI 53704 Attention: Eric M. Schwartz Facsimile: 608-237-7695

If to Tenant:	Accuray Incorporated 1310 Chesapeake Terrace Sunnyvale, CA 94089 Attention: CFO, General Counsel

b.
Notice of Default. Landlord agrees to provide Lender with a copy of any notice or other correspondence from Tenant regarding a default in the performance of the obligations of Landlord under the Lease. Lender shall have the right, but not the obligation, to cure any such default. Notwithstanding the foregoing, unless Lender otherwise agrees in writing to assume any obligations of Landlord under the Lease or Lender becomes the New Owner, Landlord shall remain solely liable to perform Landlord’s obligations under the Lease, both before and after Lender’s exercise of any cure right under this Agreement.

c.
No Advance Rent. Except as may be required by the Lease, Tenant will not pay rent or any other sums due under the Lease more than one month in advance of its due date, except with the written consent of Lender.

d.
Assignment of Rents. Landlord and Tenant acknowledge that Lender is entitled, pursuant to an assignment of leases and rents set forth the Mortgage, to receive and collect all rent payable under the Lease directly from Tenant. Tenant agrees to pay all of said rent directly to Lender upon receipt of a written request from Lender. Until Tenant receives such request and notice from Lender, Tenant will pay all of said rent to Landlord in accordance with the provisions of the Lease. Upon Tenant’s receipt of such request and notice, Tenant will not be required to determine whether Landlord is in default under the Loan or the Mortgage. Landlord acknowledges that Tenant’s payment to Lender of rent due under the Lease in accordance with Lender’s directions, without inquiry on the part of Tenant, shall constitute payment as required by the Lease for all purposes notwithstanding any countervailing instruction from Landlord at the time of Lender’s request.

e.
Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, including any New Owner.

f.
Governing Law. This Agreement and the Lease will be governed by and construed and interpreted in accordance with the internal laws of the state where the Property is located.

g.
Counterparts. This Agreement may be signed in counterparts and each counterpart shall be effective as an original when counterparts have been signed by all parties. Tenant shall provide to Lender a notarized signature to this Agreement within forty-five (45) days of the date hereof, or such later date as reasonably practical if an event of force majeure continues beyond such date.

h.
Tenant’s Fixtures. Neither the Mortgage nor any other security interest executed in connection with the Mortgage shall cover or be construed as subjecting in any manner to the lien of the Mortgage, any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant or its subtenants or licensees on the Leased Premises regardless of the manner or mode of attachment.

[Signature page follows.]

IN WITNESS WHEREOF, this Subordination, Non-Disturbance and Attornment Agreement has been duly executed as of the day and year first above written.

LENDER:
BELL BANK, a North Dakota banking corporation

By:______________________________________
Name: Kelly Make
Title: Senior Vice President

STATE OF______________________________	)
) ss.
COUNTY OF______________________________	)

The foregoing was acknowledged before me this day of , 2022, by Kelly Manke, a Senior Vice President of Bell Bank, a North Dakota banking corporation, on behalf of the corporation.

Notary Public

Subordination, Non-Disturbance and Attornment Agreement (1240 Deming Way, Madison, WI)

LANDLORD:
DEMING WAY PROPERTY GROUP LLC By Sara Investment Real Estate, LLC, its Manager

By:___________________________________
Name: Eric M. Schwartz
Title: President & CEO

STATE OF WISCONSIN	)
) ss.
COUNTY OF DANE_____________________	)

The foregoing was acknowledged before me this day of , 2022, by Eric M. Schwartz, the President & CEO of Sara Investment Real Estate LLC, the manager of Deming Way Property Group LLC, on behalf of such entity.

___________________________

Notary Public

My commission:___________________

Subordination, Non-Disturbance and Attornment Agreement (1240 Deming Way, Madison, WI)

TENANT:
ACCURAY INCORPORATED

By:_____________________________________
Name:_________________________________
Its: _____________________

STATE OF______________________________	)
) ss.
COUNTY OF______________________________	)

The foregoing was acknowledged before me this day of , 2022, by

, the of , a

on behalf of such entity.

________________________________

Notary Public

My commission:___________________

Subordination, Non-Disturbance and Attornment Agreement (1240 Deming Way, Madison, WI)

EXHIBIT A

Lease

Office Lease dated October 22, 2001 between Landlord (as successor in interest to Old Sauk Trails Park Limited Partnership, a Wisconsin limited partnership) and Tenant (as successor in interest to Tomotherapy Incorporated, a Wisconsin corporation), as accompanied by that certain Addendum to Lease dated October 22, 2001 between Landlord and Tenant, as further memorialized by that certain Reference Data (No. 1) dated October 22, 2001 executed by Landlord and Tenant, as further memorialized by that certain Reference Data (No. 2) dated March 8, 2002 executed by Landlord and Tenant, as further memorialized by that certain Reference Data (No. 3) dated May 2002 executed by Landlord and Tenant, as further memorialized by that certain Reference Data (No. 4) dated January 30, 2004 executed by Landlord and Tenant, as further memorialized by that certain Reference Data (No. 5) dated April 2004 executed by Landlord and Tenant, as amended by that certain First Amendment to Lease dated May 1, 2004, as further memorialized by that certain Reference Data (No. 6) dated January 26, 2005 executed by Landlord and Tenant, as further memorialized by that certain Reference Data (No. 7) dated November 16, 2012 executed by Landlord and Tenant, as assigned by that certain 1240 Deming Way, Madison, WI, Assignment of Lease to Accuray Incorporated effective June 1, 2013, as further amended by that certain Second Amendment to Lease dated October 19, 2016, as further memorialized by that certain Reference Data (No. 8) dated October 19, 2016 executed by Landlord and Tenant, as further amended by that certain Third Amendment to Lease dated March 27, 2020, as further amended by that certain Fourth Amendment to Lease dated [ ], 2022.

EXHIBIT B

Legal Description

PARCEL A:

LOTS SIXTY-FIVE (65) AND SIXTY-SIX (66) OLD SAUK TRAILS PARK SIXTH ADDITION, IN THE CITY OF MADISON, DANE COUNTY, WISCONSIN.

PARCEL B:

TOGETHER WITH EASEMENT ESTABLISHED IN ENCROACHMENT AGREEMENT RECORDED MAY 16, 2006 AS DOCUMENT NO. 4192227 AND BY FIRST AMENDMENT TO ENCROACHMENT AGREEMENT RECORDED MAY 16, 2007 AS DOCUMENT NO. 4309999.

FOR INFORMATIONAL PURPOSE ONLY:

PROPERTY ADDRESSES: 1240 DEMING WAY & 1425 N. PLEASANT VIEW ROAD, MADISON WI TAX PARCEL NO. 251/0708-152-0103-6 & 251/0708-152-0102-8